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                                                                   EXHIBIT 10.5

                                      1986
                               ABBOTT LABORATORIES
                            MANAGEMENT INCENTIVE PLAN
                   (AS AMENDED AND RESTATED ON JUNE 20, 2003)

                                    SECTION 1

                                  INTRODUCTION

          1.1 BACKGROUND AND PURPOSES. This 1986 ABBOTT LABORATORIES MANAGEMENT INCENTIVE PLAN (the "Plan") is a successor Plan to the 1961, 1971 and 1981 Management Incentive Plans (the "Predecessor Plans"). This Plan is being established by ABBOTT LABORATORIES ("Abbott") for the following purposes:

                  (a) To provide greater incentive for participants in the Plan to attain and maintain the highest standards of managerial performance by rewarding them for services rendered with compensation, in addition to their base salaries, in proportion to the success of Abbott and to the participants' respective contribution to such success; and

                  (b) To attract and retain in the employ of Abbott and its subsidiaries persons of outstanding competence.

          1.2 EFFECTIVE DATE AND FISCAL YEAR. The Plan shall be effective as of January 1, 1986. The term "fiscal year," as used in this Plan, means the fiscal period from time to time employed by Abbott for the purpose of reporting earnings to shareholders.

          1.3 ADMINISTRATION. The Plan will be administered by the Compensation Committee (the "Committee") appointed by the Board of Directors of Abbott (the "Board of Directors").

                                    SECTION 2

                          ELIGIBILITY AND PARTICIPATION

          2.1 PERSONS ELIGIBLE FOR PARTICIPATION. Participation in the Plan will be limited to those Officers and managerial employees of Abbott and its subsidiaries who, from time to time, shall be selected as participants by the Committee.

          2.2 PARTICIPANTS. The term "participant," as used in the Plan, shall include both active participants and inactive participants.

          2.3 ACTIVE PARTICIPANTS. For each fiscal year, there shall be a group of active participants which, except as provided below, shall not exceed forty-five

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persons and shall consist of those persons eligible for participation who shall have been designated as active participants and notified of that fact by the Committee at any time before or during the fiscal year. If, as a result of the growth of Abbott and its subsidiaries or changes in Abbott's organization, the Board of Directors deems it appropriate, the Board of Directors may, in its discretion, from time to time, increase the number of persons who may be designated as active participants for any fiscal year beyond the limit of forty-five persons provided for above. Selection as an active participant for any fiscal year shall not confer upon any person a right to be an active participant in any subsequent fiscal year, nor shall it confer upon him the right to receive any allocation under the Plan, other than amounts allocated to him by the Committee pursuant to the Plan, and all such allocations shall be subject to all of the terms and conditions of the Plan.

          2.4 INACTIVE PARTICIPANTS. Inactive participants shall consist of those persons, including beneficiaries of deceased participants, if any, for whom an allocation shall have been made for a prior fiscal year under this Plan or a Predecessor Plan, the payment of which was deferred and remains unpaid. Status as an inactive participant shall not preclude a person from also being an active participant during any fiscal year.

                                    SECTION 3

                         MANAGEMENT INCENTIVE PLAN FUND

          3.1 BASE FOR MANAGEMENT INCENTIVE PLAN FUND. The "base earnings" for determining whether any portion of consolidated net income for any fiscal year may be allocated to the Management Incentive Plan Fund for such year shall be that amount of consolidated net income (as defined in subsection 3.2) which is equal to 15 percent of the Abbott Common Shareholder's Equity for such fiscal year. For this purpose, "Abbott Common Shareholders' Equity" for any fiscal year shall mean the Shareholders' Investment, as reflected in the consolidated balance sheet of Abbott as of the close of the next preceding fiscal year, plus or minus such adjustments thereof as may be determined by the Committee in order to reflect:

                  (a) The existence, issuance, sale, exchange, conversion or retirement of any securities, other than common shares, of Abbott (whether involving preferred stock, debt, convertible preferred stock or convertible debt securities); and

                  (b) The issuance or retirement of any common shares or any changes in accounting methods or period adopted by Abbott since the close of such next preceding fiscal year.

                  Any adjustments to be made in accordance with (a) and (b) above in determining Abbott Common Shareholders' Equity for any fiscal year shall be determined by the Committee after consultation with Abbott's independent auditors, and

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any determination made by the Committee after such consultation shall be conclusive upon all persons.

          3.2 CONSOLIDATED NET INCOME. For the purposes of this Plan, for any fiscal year or period, the "consolidated net income" shall be the consolidated net income of Abbott and its subsidiaries, prepared in accordance with generally accepted accounting principles, consistently applied, after provision for any interest accrued with respect to such period on account of deferred payments under this Plan or a Predecessor Plan, but before allowances for any amount to be allocated to the Management Incentive Plan Fund, both net of applicable income taxes, and after such adjustments for the following, as may be determined by the Committee after consultation with Abbott's independent auditors (all net of applicable income taxes):

                  (a) The exclusion of any charges for amortization or goodwill arising out of acquisitions made for securities which, as a result of adjustments made in determining Abbott Common Shareholders' Equity pursuant to subsection 3.1, are treated as common share equivalents; and

                  (b) The exclusion of any interest on debt securities which are convertible into common shares of Abbott and which shall have been considered as common share equivalents in determining Abbott Common Shareholders' Equity pursuant to subsection 3.1 hereof; and

                  (c) The deduction of any dividend requirement for preferred shares which has not been considered as common share equivalents in determining Common Shareholders' Equity pursuant to subsection 3.1 hereof.

                  In the sole discretion of the Committee there shall also be excluded in the calculation of "consolidated net income" unusual gains and losses and the tax effects thereof, changes in generally accepted accounting principles and the tax effects thereof and extraordinary gains and losses.

          3.3 DETERMINATION OF MANAGEMENT INCENTIVE PLAN AMOUNT FOR ANY YEAR. For each fiscal year that consolidated net income exceeds base earnings, and as soon as practicable after ascertainment of that fact, the Committee shall determine a tentative amount as the Management Incentive Plan Amount for that year, which tentative amount shall not exceed the lesser of:

                  (a) an amount which, when treated as an expense currently deductible for income tax purposes in such year, would cause a 5 percent reduction in such year's excess of consolidated net income over the base earnings for such year; and

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                  (b)    an amount which, when treated as an expense currently
                         deductible for income tax purposes in such year, would cause a 1-1/2 percent reduction in such year's consolidated net income; and

                  (c) an amount which equals 200 percent of the aggregate base salaries of all active participants for such year.

                  For purposes of the Plan "base salary" means the amount of salary paid to each active participant by Abbott and its subsidiaries for such year plus the includible portion (as described below) of any "Eligible Restricted Stock Award," as defined in Section 5-2 of the Abbott Laboratories Supplemental Pension Plan and does not include bonuses, other awards or any other compensation of any kind. The includible portion of a participant's Eligible Restricted Stock Award shall be the portion of the participant's Eligible Restricted Stock Award that is included in the participant's final earnings under the Abbott Laboratories Supplemental Pension Plan for such year. Following determination of such tentative Management Incentive Plan Amount, the Committee shall report in writing the amount of such tentative amount to the Board of Directors. At the meeting of the Board of Directors coincident with or next following receipt by it of the Committee's determination, the Board of Directors shall have the power to approve or reduce, but not to increase, the tentative amount reported to it by the Committee. The amount approved by the Board of Directors shall be the Management Incentive Plan Amount for such year.

          3.4 THE MANAGEMENT INCENTIVE PLAN FUND. The Management Incentive Plan Fund at any time shall consist of an amount equal to the aggregate of the Management Incentive Plan Amounts established pursuant to subsection 3.3 of this Plan for all fiscal years during which this Plan shall have been operative, plus the amounts established as Management Incentive Plan Amounts for any prior fiscal year pursuant to a Predecessor Plan, reduced by an amount equal to the aggregate of the amounts of awards which shall have been allocated to participants in accordance with this Plan or a Predecessor Plan, and awards, or any other compensation of any kind. Following determination of such tentative Management Incentive Plan Amount, the Committee shall report in writing the amount of such tentative amount to the Board of Directors. At the meeting of the Board of Directors coincident with or next following receipt by it of the Committee's determination, the Board of Directors shall have the power to approve or reduce, but not to increase, the tentative amount reported to it by the Committee. The amount approved by the Board of Directors shall be the Management Incentive Plan Amount for such year.

                                    SECTION 4

                     ALLOCATION OF MANAGEMENT INCENTIVE FUND

          4.1 ANNUAL ALLOCATION OF MANAGEMENT INCENTIVE FUND. As soon as practicable after the close of each fiscal year, part or all of the amount then in the Management Incentive Plan Fund (including the Management Incentive Plan

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Amount for such fiscal year) will be allocated by the Committee among active participants in the Plan for such fiscal year, having due regard for the purposes for which the Plan was established, in the following manner and order:

                  (a) First, if the Chairman of the Board of Abbott shall be an active participant for such year, the members of the Committee, other than the Chairman of the Board, shall determine the amount, if any, to be allocated to the Chairman of the Board from such Fund for such year; and

                  (b) Next, all or a part of the balance of such Fund may be allocated among the active participants (other than the Chairman of the Board) for such year, in such amounts and proportions as the Committee shall determine provided, however, that the amount allocated to any active participant for any year shall not exceed 200 percent of such participant's base salary for that year.

          4.2 COMMITTEE'S DISCRETION IN ALLOCATIONS. In making any allocations in accordance with subsection 4.1 for any year, the discretion of the Committee shall be absolute, and no active participants for any year, by reason of their designation as such, shall be entitled to any particular amounts or any amount whatsoever.

                                    SECTION 5

                  PAYMENT OF AMOUNTS ALLOCATED TO PARTICIPANTS

          5.1 TIME OF PAYMENT. For fiscal years beginning after December 31, 1988, a participant shall direct the payment or deferral of an allocation made to him pursuant to subsection 4.1 (subject to such conditions relating to the right of the participant to receive Payment of such amount as established by the Committee) by one or more of the following methods:

                  (a)    current payment in cash to the participant;

                  (b) current payment of a portion of the allocation in cash for the participant directly to a "Grantor Trust" established by the participant, provided such trust is in a form which the Committee determines is substantially similar to the trust attached to this Plan as Exhibit A; and current payment of the balance of the allocation in cash directly to the participant, provided that the payment made directly to the participant shall approximate the aggregate federal, state and local individual income taxes (determined in accordance with subsection 6.7) attributable to the allocation paid pursuant to this paragraph (b); or

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                  (c)    deferral of payment until such time and in such manner
                         as determined in accordance with subsection 5.11.

          A participant shall make the preceding direction within 30 days of the date he is notified of his eligibility to participate in the Plan. A participant may change such direction with respect to any future allocation, provided that the change is made prior to the beginning of the fiscal year to which such allocation relates. Payment of a participant's allocation for the 1988 fiscal year and of any allocations deferred under the Plan prior to such year shall be made in accordance with the provisions of either or both of paragraphs (a) and
(b) above. The Committee shall establish and maintain a Trust Account in accordance with subsection 5.2 and for purposes of subsection 5.4, shall treat such payment as if it were an allocation made for that fiscal year.

          5.2 SEPARATE ACCOUNTS. The Committee will maintain two separate Accounts, a "Deferred Account" and a "Trust Account," in the name of each participant. The Deferred Account shall be comprised of any allocations the payment of which is deferred pursuant to subsection 5.1(c) and any adjustments made pursuant to subsection 5.3. The Trust Account shall be comprised of any allocations paid in cash to a participant (including amounts paid to a participant's Grantor Trust) pursuant to subsection 5.1(b) and any adjustments made pursuant to subsection 5.4.

          5.3 ADJUSTMENT OF DEFERRED ACCOUNTS. As of the end of each fiscal year, the Committee shall adjust each participant's Deferred Account as follows:

                  (a) FIRST, charge an amount equal to any payments made to the participant during that year pursuant to subsections 5.11 or 5.12;

                  (b) NEXT, credit an amount equal to the allocation for that year that is deferred pursuant to subsection 5.1(c); and

                  (c) FINALLY, credit an amount equal to the Interest Accrual earned for that year pursuant to subsection 5.5.

          5.4 ADJUSTMENT OF TRUST ACCOUNTS. As of the end of each fiscal year, the Committee shall adjust each participant's Trust Account as follows:

                  (a) FIRST, charge an amount equal to the product of (i) any payments made to the participant during that year from the participant's Grantor Trust (other than distributions of trust earnings in excess of the Net Interest Accrual authorized by the administrator of the trust to provide for the Tax Gross Up under subsection 6.6); multiplied by (ii) a fraction, the numerator of which is the balance in the participant's Trust Account as of the end of the prior fiscal year and the denominator of which is the balance of the participant's

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                         Grantor Trust (as determined by the administrator of
                         the trust) as of that same date;

                  (b) NEXT, credit an amount equal to the allocation for that year that is paid to the Participant (including the amount paid to the participant's Grantor Trust) pursuant to subsection 5.l(b); and

                  (c) FINALLY, credit an amount equal to the Interest Accrual earned for that Year pursuant to subsection 5.5.

          5.5 INTEREST ACCRUALS ON ACCOUNTS. As of the end of each fiscal year, a participant's Deferred Account and Trust Account shall be credited with interest equal to: (a) the average of the prime rates of interest charged by the two largest banks located in the City of Chicago on loans made by them as of January 1 and the end of each month of the fiscal year; plus (b) two hundred twenty-five (225) basis points. Such interest shall be credited on the conditions established by the Committee, provided that any allocation of an award from the Management Incentive Plan Fund shall be considered to have been made and credited to a participant's Deferred Account and Trust Account as of the first day of the fiscal year in which such award is made regardless of the date upon which the Committee actually makes the determination to award such allocation.

          5.6 GUARANTEED RATE PAYMENTS. In addition to any allocation made to a participant for any fiscal year pursuant to subsection 4.1 which is paid or deferred pursuant to subsection 5.1, Abbott shall also make a payment to a participant's Grantor Trust (a "Guaranteed Rate Payment") for any year in which the net earnings of such trust do not equal or exceed the participant's Net Interest Accrual for that year. A participant's "Net Interest Accrual" for a year is an amount equal to: (a) the Interest Accrual credited to the participant's Trust Account for that year; less (b) the product of (i) the amount of such Interest Accrual, multiplied by (ii) the aggregate of the federal, state and local individual income tax rates (determined in accordance with subsection 6.7). The Guaranteed Rate Payment shall equal the difference between the participant's Net Interest Accrual and the net earnings of the participant's Grantor Trust for the year, and shall be paid within 90 days of the end of the fiscal year.

          5.7 DESIGNATION OF BENEFICIARIES. Subject to the conditions and limitations set forth below, each participant, and after a participant's death, each primary beneficiary designated by a participant in accordance with the provisions of this subsection 5.7, shall have the right from time to time to designate a primary beneficiary or beneficiaries and, successive or contingent beneficiary or beneficiaries to receive unpaid amounts from the participant's Deferred Account under the Plan and the Predecessor Plans. Beneficiaries may be a natural person or persons or a fiduciary, such as a trustee of a trust or the legal representative of an estate. Any such designation shall take effect upon the death of the participant or such beneficiary, as the case may be, or in the case of any fiduciary beneficiary, upon the termination of all of its duties (other than the duty to dispose of the right to receive amounts remaining to be paid under the Plan or

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a Predecessor Plan). The conditions and limitations relating to the designation of beneficiaries are as follows:

                  (a) A nonfiduciary beneficiary shall have the right to designate a further beneficiary or beneficiaries only if the original participant or the next preceding primary beneficiary, as the case may be, shall have expressly so provided in writing; and

                  (b) A fiduciary beneficiary shall designate as a further beneficiary or beneficiaries only those persons or other fiduciaries who are entitled to receive the amounts payable from the participant's account under the trust or estate of which it is a fiduciary.

                  Any beneficiary designation or grant of any power to any beneficiary under this subsection may be exercised only by an instrument in writing, executed by the person making the designation or granting such power and filed with the Secretary of Abbott during such person's lifetime or prior to the termination of a fiduciary's duties. If a deceased participant or a deceased nonfiduciary beneficiary who had the right to designate a beneficiary as provided above dies without having designated a further beneficiary, or if no beneficiary designated as provided above is living or qualified and acting, the Committee, in its discretion, may direct distribution of the amount remaining from time to time to either:

                         (i) any one or more or all of the next of kin (including the surviving spouse) of the participant or the deceased beneficiary, as the case may be, and in such proportions as the Committee determines; or

                         (ii) the legal representative of the estate of the deceased participant or deceased beneficiary as the case may be.

          5.8 STATUS OF BENEFICIARIES. Following a participant's death, the participant's beneficiary or beneficiaries will be considered and treated as an inactive participant for all purposes of this Plan.

          5.9 NON-ASSIGNABILITY AND FACILITY OF PAYMENT. Amounts payable to participants and their beneficiaries under the Plan are not in any way subject to their debts and other obligations, and may not be voluntarily or involuntarily sold, transferred or assigned; provided that the preceding provisions of this section shall not be construed as restricting in any way a designation right granted to a beneficiary pursuant to the terms of subsection
5.7. When a participant or the beneficiary of a participant is under legal disability, or in the Committee's opinion is in any way incapacitated so as to be unable to manage his or her financial affairs, the Committee may

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direct that payments shall be made to the participant's or beneficiary's legal representative, or to a relative or friend of the participant or beneficiary for the benefit of the participant or beneficiary, or the Committee may direct the payment or distribution for the benefit of the participant or beneficiary in any manner that the Committee determines.

          5.10 PAYER OF AMOUNTS ALLOCATED TO PARTICIPANTS. Any amount allocated to a participant in the Plan and any interest credited thereto will be paid by the employer (or such employer's successor) by whom the participant was employed during the fiscal year for which any amount was allocated, and for that purpose, if a participant shall have been employed by two or more employers during any fiscal year the amount allocated under this Plan for that year shall be an obligation of each of the respective employers in proportion to the respective amounts of base salary paid by each of them in that fiscal year.

          5.11 MANNER OF PAYMENT. Subject to subsection 5.12, a participant shall elect the timing and manner of payment of his Deferred Account at the time of his deferral election under subsection 5.l. The participant may select a payment method from among alternative payment methods established by the Committee.

          5.12 PAYMENTS UPON TERMINATION FOLLOWING CHANGE IN CONTROL. Notwithstanding any other provisions of this Plan or the Predecessor Plans, or the provisions of any award made under this Plan or the Predecessor Plans: if the employment of any participant with Abbott and its subsidiaries should terminate for any reason within five (5) years after the date of a Change in Control, the aggregate unpaid balance of all awards previously made to such participant under this Plan and all Predecessor Plans, plus any unpaid interest credited thereon, shall be paid to the participant in a lump sum within thirty
(30) days following the date of such termination.

          5.13 CHANGE IN CONTROL. A "Change in Control" shall be deemed to have occurred on the earliest of the following dates:

                  (a) the date any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of Abbott (not including in the securities beneficially owned by such Person any securities acquired directly from Abbott or its Affiliates) representing 20% or more of the combined voting power of Abbott's then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (i) of paragraph (c) below; or

                  (b) the date the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the date hereof, constitute the Board of Directors and any new director (other than a director whose initial assumption of office is in connection

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                         with an actual or threatened election contest,
                         including but not limited to a consent solicitation, relating to the election of directors of Abbott) whose appointment or election by the Board of Directors or nomination for election by Abbott's shareholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended; or

                  (c) the date on which there is consummated a merger or consolidation of Abbott or any direct or indirect subsidiary of Abbott with any other corporation or other entity, other than (i) a merger or consolidation
                         (A) immediately following which the individuals who comprise the Board of Directors immediately prior thereto constitute at least a majority of the Board of Directors of Abbott, the entity surviving such merger or consolidation or, if Abbott or the entity surviving such merger or consolidation is then a subsidiary, the ultimate parent thereof and (B) which results in the voting securities of Abbott outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of Abbott or any subsidiary of Abbott, at least 50% of the combined voting power of the securities of Abbott or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of Abbott (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of Abbott (not including in the securities Beneficially Owned by such Person any securities acquired directly from Abbott or its Affiliates) representing 20% or more of the combined voting power of Abbott's then outstanding securities; or

                  (d) the date the shareholders of Abbott approve a plan of complete liquidation or dissolution of Abbott or there is consummated an agreement for the sale or disposition by Abbott of all or substantially all of Abbott's assets, other than a sale or disposition by Abbott of all or substantially all of Abbott's assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned by shareholders of Abbott, in combination with

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                         the ownership of any trustee or other fiduciary holding
                         securities under an employee benefit plan of Abbott or any subsidiary of Abbott, in substantially the same proportions as their ownership of Abbott immediately prior to such sale.

                         Notwithstanding the foregoing, a "Change in Control" shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the common stock of Abbott immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of Abbott immediately following such transaction or series of transactions.

                         For purposes of this Plan: "Affiliate" shall have the meaning set forth in Rule 12b-2 promulgated under
                         Section 12 of the Exchange Act; "Beneficial Owner" shall have the meaning set forth in Rule 13d-3 under the Exchange Act; "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time; and "Person" shall have the meaning given in
                         Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) Abbott or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of Abbott or any of its Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the shareholders of Abbott in substantially the same proportions as their ownership of stock of Abbott.

          5.14 POTENTIAL CHANGE IN CONTROL. A "Potential Change in Control" shall exist during any period in which the circumstances described in paragraphs
(a), (b), (c) or (d), below, exist (provided, however, that a Potential Change in Control shall cease to exist not later than the occurrence of a Change in Control):

                  (a) Abbott enters into an agreement, the consummation of which would result in the occurrence of a Change in Control, provided that a Potential Change in Control described in this paragraph (a) shall cease to exist upon the expiration or other termination of all such agreements.

                  (b) Any Person (without regard to the exclusions set forth in subsections (i) through (iv) of such definition) publicly

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                         announces an intention to take or to consider taking
                         actions the consummation of which would constitute a Change in Control; provided that a Potential Change in Control described in this paragraph (b) shall cease to exist upon the withdrawal of such intention, or upon a determination by the Board of Directors that there is no reasonable chance that such actions would be consummated.

                  (c) Any Person becomes the Beneficial Owner, directly or indirectly, of securities of Abbott representing 10% or more of either the then outstanding shares of common stock of Abbott or the combined voting power of Abbott's then outstanding securities (not including in the securities beneficially owned by such Person any securities acquired directly from Abbott or its Affiliates).

                  (d) The Board of Directors adopts a resolution to the effect that, for purposes of this Agreement, a Potential Change in Control exists; provided that a Potential Change in Control described in this paragraph
                         (d) shall cease to exist upon a determination by the Board of Directors that the reasons that gave rise to the resolution providing for the existence of a Potential Change in Control have expired or no longer exist.

          5.15 PROHIBITION AGAINST AMENDMENT. The provisions of subsections 5.12, 5.13, 5.14 and this subsection 5.15 may not be amended or deleted, nor superseded by any other provision of this Plan, (i) during the pendency of a Potential Change in Control and (ii) during the period beginning on the date of a Change in Control and ending on the date five (5) years following such Change in Control.

                                    SECTION 6

                                  MISCELLANEOUS

          6.1 RULES. The Committee may establish such rules and regulations as it may consider necessary or desirable for the effective and efficient administration of the Plan.

          6.2 MANNER OF ACTION BY COMMITTEE. A majority of the members of the Committee qualified to act on any particular question may act by meeting or by writing signed without meeting, and may execute any instrument or document required or delegate to one of its members authority to sign. The Committee from time to time may delegate the performance of certain ministerial functions in connection with the Plan, such as the keeping of records, to such person or persons as the Committee may select. Except as otherwise expressly provided in the Plan, the costs of administration of the Plan will be paid by Abbott. Any notice required to be given to, or any document

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required to be filed with the Committee, will be properly given or filed if mailed or delivered in writing to the Secretary of Abbott.

          6.3 RELIANCE UPON ADVICE. The Board of Directors and the Committee may rely upon any information or advice furnished to it by any Officer of Abbott or by Abbott's independent auditors, or other consultants, and shall be fully protected in relying upon such information or advice. No member of the Board of Directors or the Committee shall be liable for any act or failure to act on their part, excepting only any acts done or omitted to be done in bad faith, nor shall they be liable for any act or failure to act of any other member.

          6.4 TAXES. Any employer shall be entitled, if necessary or desirable, to pay, or withhold the amount of any federal, state or local tax, attributable to any amounts payable by it under the Plan after giving the person entitled to receive such amount notice as far in advance as practicable, and may defer making payment of any amount with respect to which any such tax question may be pending unless and until indemnified to its satisfaction.

          6.5 RIGHTS OF PARTICIPANTS. Employment rights of participants with Abbott and its subsidiaries shall not be enlarged or affected by reason of establishment of or inclusion as a participant in the Plan. Nothing contained in the Plan shall require Abbott or any subsidiary to segregate or earmark any assets, funds or property for the purpose of payment of any amounts which may have been deferred. The Deferred and Trust Accounts established pursuant to subsection 5.2 are for the convenience of the administration of the Plan and no trust relationship with respect to such Accounts is intended or should be implied. Participant's rights shall be limited to payment to them at the time or times and in such amounts as are contemplated by the Plan. Any decision made by the Board of Directors or the Committee, which is within the sole and uncontrolled discretion of either, shall be conclusive and binding upon the other and upon all other persons whomsoever.

          6.6 TAX GROSS UP. In addition to the allocations provided under subsection 4.1, each participant (or, if the participant is deceased, the beneficiary designated under the participant's Grantor Trust) shall be entitled to a Tax Gross Up payment for each year there is a balance in his or her Trust Account. The "Tax Gross Up" shall approximate: (a) the amount necessary to compensate the participant (or beneficiary) for the net increase in the participant's (or beneficiary's) federal, state and local income taxes as a result of the inclusion in his or her taxable income of the income of the participant's Grantor Trust and any Guaranteed Rate Payment for that year; less
(b) any distribution to the participant (or beneficiary) of his or her Grantor Trust's net earnings for that year; plus (c) an amount necessary to compensate the participant (or beneficiary) for the net increase in the taxes described in
(a) above as a result of the inclusion in his or her taxable income of any payment made pursuant to this subsection 6.6. Payment of the Tax Gross Up shall be made by the employers (in such proportions as Abbott shall designate) directly from their general corporate assets.

          6.7 INCOME TAX ASSUMPTIONS. For purposes of Sections 5 and 6, a participant's federal income tax rate shall be deemed to be the highest marginal rate of federal income individual tax in effect in the calendar year in which a calculation under those Sections is to be made, and state and local tax rates shall be deemed to be the highest marginal rates of individual income tax in effect in the state and locality of the participant's residence on the date such a calculation is made, net of any federal tax benefits.

          6.8 PAYMENT OF PRIOR DEFERRALS. Notwithstanding any other provision of this Plan, the Committee, in its absolute discretion, may direct that all or a portion of the balance in a participant's Deferred Account be paid in accordance with the provisions of subsection 5.1(b). In such event, the Committee shall establish and maintain a Trust Account in accordance with subsection 5.2 and, for purposes of subsection 5.4, shall treat such payment as if it were an allocation made for that fiscal year.

                                    SECTION 7

                      AMENDMENT, TERMINATION AND CHANGE OF
                         CONDITIONS RELATING TO PAYMENTS

          7.1 AMENDMENT AND TERMINATION. The Plan will be effective from its effective date until terminated by the Board of Directors. During the fifth year after the Plan's effective date and during every fifth year thereafter, the Committee may recommend to the Board of Directors whether the Plan should be amended or terminated. The Board of Directors reserves the right to amend the Plan from time to time and to terminate the Plan at any time, except that no such amendment or any termination of the Plan shall reduce any fixed or contingent obligations which shall have arisen under the Plan prior to the date of such amendment or termination, or change the terms and conditions of payment of any allocation theretofore made without the consent of the participant concerned.

          7.2 CHANGE OF CONDITIONS RELATING TO PAYMENTS. Following the establishment by the Committee of any conditions relating to the payment of any amount allocated to a participant for any fiscal year and any interest credited thereon (including the time of payment or the time of commencement of payment and any period over which payment shall be made), neither the Committee nor the participant concerned, acting unilaterally, shall have the power to change the conditions originally established by the Committee. However, in order to effectuate the purposes of the Plan, any conditions initially established by the Committee may be changed thereafter by mutual agreement of the Committee and the participant concerned.

                                    EXHIBIT A

                       IRREVOCABLE GRANTOR TRUST AGREEMENT

               THIS AGREEMENT, made this _____ day of ____________, 1991, by and between _______________________ of ___________, Illinois (the "grantor"), and
The Northern Trust Company located at Chicago, Illinois, as trustee (the "trustee"),

                                WITNESSETH THAT:

               WHEREAS, the grantor desires to establish and maintain a trust to hold certain benefits received by the grantor under the 1986 Abbott Laboratories Management Incentive Plan, as it may be amended from time to time;

               NOW, THEREFORE, IT IS AGREED as follows:

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                                    ARTICLE I

                                  INTRODUCTION

               I-1    NAME. This agreement and the trust hereby evidenced (the
"trust") may be referred to as the "______________ 1991 Grantor Trust".

               I-2    THE TRUST FUND. The "trust fund" as at any date means all
property then held by the trustee under this agreement.

               I-3    STATUS OF THE TRUST. The trust shall be irrevocable. The
trust is intended to constitute a grantor trust under Sections 671-678 of the Internal Revenue Code, as amended, and shall be construed accordingly.

               I-4    THE ADMINISTRATOR. Abbott Laboratories ("Abbott") shall
act as the "administrator" of the trust, and as such shall have certain powers, rights and duties under this agreement as described below. Abbott will certify to the trustee from time to time the person or persons authorized to act on behalf of Abbott as the administrator. The trustee may rely on the latest certificate received without further inquiry or verification.

               I-5    ACCEPTANCE. The trustee accepts the duties and obligations of the "trustee" hereunder, agrees to accept funds delivered to it by the grantor or the administrator, and agrees to hold such funds (and any proceeds from the investment of such funds) in trust in accordance with this agreement.

                                   ARTICLE II

                         DISTRIBUTION OF THE TRUST FUND

               II-1   SEPARATE ACCOUNTS. The administrator shall maintain two
separate accounts under the trust, a "rollout account" and a "deferred account." Funds delivered to the trustee shall be allocated between the accounts by the trustee as directed by the administrator. As of the end of each calendar year, the administrator shall charge each account with all distributions made from such account during that year; and credit each account with its share of income and realized gains and charge each account with its share of expenses and realized losses for the year. The trustee shall not be required to make any separate investment of the trust fund for the accounts, and may administer and invest all funds delivered to it under the trust as one trust fund.

               II-2   DISTRIBUTIONS FROM THE ROLLOUT ACCOUNT PRIOR TO THE
GRANTOR'S DEATH. The trustee shall distribute principal and accumulated income credited to the rollout account to the grantor, if then living, at such times and in such amounts as the administrator shall direct.

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               II-3   DISTRIBUTIONS FROM THE DEFERRED ACCOUNT PRIOR TO THE
GRANTOR'S DEATH. Principal and accumulated income credited to the deferred account shall not be distributed from the trust prior to the grantor's retirement or other termination of employment with Abbott or a subsidiary of Abbott (the grantor's "settlement date"); provided that, each year the administrator may direct the trustee to distribute to the grantor a portion of the income of the deferred account for that year, with the balance of such income to be accumulated in that account. The administrator shall inform the trustee of the grantor's settlement date. Thereafter, the trustee shall distribute the amounts from time to time credited to the deferred account to the grantor, if then living, in a series of annual installments, with the amount of each installment computed by one of the following methods:

                      (a) The amount of each installment shall be equal to the sum of: (i) the amount credited to the deferred account as of the end of the year in which the grantor's settlement date occurs, divided by the number of years over which installments are to be distributed; plus (ii) the net earnings credited to the deferred account for the preceding year (excluding the year in which the grantor's settlement date occurs).

                      (b) The amount of each installment shall be determined by dividing the amount credited to the deferred account as of the end of the preceding year by the difference between (i) the total number of years over which installments are to be distributed, and (ii) the number of annual installment distributions previously made from the deferred account.

                      (c) Each installment (after the first installment) shall be approximately equal, with the amount comprised of the sum of: (i) the amount of the first installment, plus interest thereon at the rate determined under the 1986 Abbott Laboratories Management Incentive Plan, compounded annually; and (ii) the net earnings credited to the deferred account for the preceding year.

                           (i)    the foregoing, the final installment
                                  distribution made to the grantor under this paragraph II-3 shall equal the total principal and accumulated income then held in the trust fund. The grantor, by writing filed with the trustee and the administrator on or before the end of the calendar year in which the grantor's settlement date occurs (or the end of the calendar year in which this trust is established, if the grantor's settlement date has already occurred), may select both the period (which may not be less than ten years from the end of the calendar year in which the grantor's settlement date occurred) over which the installment distributions are to be made and the method of computing the amount of each installment. In the absence of such a written direction by the grantor, installment distributions shall be made over a period of ten years, and the amount of each installment shall be computed by using the method described in subparagraph (a) next above. Installment distributions under this Paragraph II-3 shall be made as of January 1 of each year, beginning with the calendar year following the year in which the grantor's settlement date occurs. The administrator shall inform the trustee of the amount of each installment distribution under this paragraph II-3, and the trustee shall be fully protected in relying on such information received from the administrator.

               II-4. DISTRIBUTIONS FROM THE TRUST FUND AFTER THE GRANTOR'S DEATH. The grantor, from time to time may name any person or persons (who may be named contingently or successively and who may be natural persons or fiduciaries) to whom the principal of the trust fund and all accrued or undistributed income therefrom shall be distributed in a lump sum or, if the beneficiary is the grantor's spouse (or a trust for which the grantor's spouse is the sole income beneficiary), in installments, as directed by the grantor, upon the grantor's death. If the grantor directs an installment method of distribution to the spouse as beneficiary, any amounts remaining at the death of the spouse beneficiary shall be distributed in a lump sum to the executor or administrator of the spouse beneficiary's estate. If the grantor directs an installment method of distribution to a trust for which the grantor's spouse is the sole income beneficiary, any amounts remaining at the death of the spouse shall be distributed in a lump sum to such trust. Despite the foregoing, if (i) the beneficiary is a trust for which the grantor's spouse is the sole income beneficiary, (ii) payments are being made pursuant to this paragraph II-4 other than in a lump sum and (iii) income earned by the trust fund for the year exceeds the amount of the annual installment payment, then such trust may elect to withdraw such excess income by written notice to the trustee. Each designation shall revoke all prior designations, shall be in writing and shall be effective only when filed by the grantor with the administrator during the grantor's lifetime. If the grantor fails to direct a method of distribution, the distribution shall be made in a lump sum. If the grantor fails to designate a beneficiary as provided above, then on the grantor's death, the trustee shall distribute the balance of the trust fund in a lump sum to the executor or administrator of the grantor's estate.

               II-5   FACILITY OF PAYMENT. When a person entitled to a
distribution hereunder is under legal disability, or, in the trustee's opinion, is in any way incapacitated so as to be unable to manage his or her financial affairs, the trustee may make such distribution to such person's legal representative, or to a relative or friend of such person for such person's benefit. Any distribution made in accordance with the preceding sentence shall be a full and complete discharge of any liability for such distribution hereunder.

               II-6   PERPETUITIES. Notwithstanding any other provisions of this agreement, on the day next preceding the end of 21 years after the death of the last to die of the grantor and the grantor's descendants living on the date of this instrument, the trustee shall immediately distribute any remaining balance in the trust to the beneficiaries then entitled to distributions hereunder.

                                   ARTICLE III
                          MANAGEMENT OF THE TRUST FUND

               III-1. GENERAL POWERS. The trustee shall, with respect to the trust fund, have the following powers, rights and duties in addition to those provided elsewhere in this agreement or by law:

                      (a) Subject to the limitations of subparagraph (b) next below, to sell, contract to sell, purchase, grant or exercise options to purchase, and otherwise deal with all assets of the trust fund, in such way, for such considerations, and on such terms and conditions as the trustee decides.

                      (b) To retain in cash such amounts as the trustee considers advisable; and to invest and reinvest the balance of the trust fund, without distinction between principal and income, in obligations of the United States Government and its agencies or which are backed by the full faith and credit of the United States Government or in any mutual fund, common trust fund or collective investment fund which invests solely in such obligations; and any such investment made or retained by the trustee in good faith shall be proper despite any resulting risk or lack of diversification or marketability.

                      (c) To deposit cash in any depositary (including the banking department of the bank acting as trustee) without liability for interest, and to invest cash in savings accounts or time certificates of deposit bearing a reasonable rate of interest in any such depositary.

                      (d)  To invest, subject to the limitations of subparagraph
                           (b) above, in any common or commingled trust fund or funds maintained or administered by the trustee solely for the investment of trust funds.

                      (e) To borrow from anyone, with the administrator's approval, such sum or sums from time to time as the trustee considers desirable to carry out this trust, and to mortgage or pledge all or part of the trust fund as security.

                      (f) To retain any funds or property subject to any dispute without liability for interest and to decline to make payment or delivery thereof until final adjudication by a court of competent jurisdiction or until an appropriate release is obtained.

                      (g) To begin, maintain or defend any litigation necessary in connection with the administration of this trust, except that the trustee shall not be obliged or required to do so unless indemnified to the trustee's satisfaction.

                      (h) To compromise, contest, settle or abandon claims or demands.

                      (i) To give proxies to vote stocks and other voting securities, to join in or oppose (alone or jointly with others) voting trusts, mergers, consolidations, foreclosures, reorganizations, liquidations, or other changes in the financial structure of any corporation, and to exercise or sell stock subscription or conversion rights.

                      (j) To hold securities or other property in the name of a nominee, in a depositary or in any other way, with or without disclosing the trust relationship.

                      (k) To divide or distribute the trust fund in undivided interests or wholly or partly in kind.

                      (l) To pay any tax imposed on or with respect to the trust; to defer making payment of any such tax if it is indemnified to its satisfaction in the premises; and to require before making any payment such release or other document from any lawful taxing authority and such indemnity from the intended payee as the trustee consider necessary for its protection.

                      (m) To deal without restriction with the legal representative of the grantor's estate or the trustee or other legal representative of any trust created by the grantor or a trust or estate in which a beneficiary has an interest, even though the trustee, individually, shall be acting in such other capacity without liability for any loss that may result.

                      (n) To appoint or remove by written instrument any bank or corporation qualified to act as successor trustee, wherever located, as special trustee as to part or all of the trust fund, including property as to which the trustee does not act, and such special trustee, except as specifically limited or provided by this or the appointing instrument, shall have all of the rights, titles, powers, duties, discretions and immunities of the trustee, without liability for any action taken or omitted to be taken under this or the appointing instrument.

                      (o) To appoint or remove by written instrument any bank, wherever located, as custodian of part or all of the trust fund, and each such custodian shall have such rights, powers, duties and discretions as are delegated to it by the trustee.

                      (p) To employ agents, attorneys, accountants or other persons, and to delegate to them such powers as the trustee considers desirable, and the trustee shall be protected in acting or refraining from acting on the advice of persons so employed without court action.

                      (q) To perform any and all other acts which in the trustee's judgment are appropriate for the proper management, investment and distribution of the trust fund.

               III-2. PRINCIPAL AND INCOME. Any income earned on the trust fund which is not distributed as provided in Article II shall be accumulated and from time to time added to the principal of the trust. The grantor's interest in the trust shall include all assets or other property held by the trustee hereunder, including principal and accumulated income.

               III-3. STATEMENTS. The trustee shall prepare and deliver monthly to the administrator and annually to the grantor, if then living, otherwise to each beneficiary then entitled to distributions under this agreement, a statement (or series of statements) setting forth (or which taken together set forth) all investments, receipts, disbursements and other transactions effected by the trustee during the reporting period; and showing the trust fund and the value thereof at the end of such period.

               III-4. COMPENSATION AND EXPENSES. All reasonable costs, charges and expenses incurred in the administration of this trust, including compensation to the trustee, any compensation to agents, attorneys, accountants and other persons employed by the trustee, and expenses incurred in connection with the sale, investment and reinvestment of the trust fund shall be paid from the trust fund.

                                   ARTICLE IV
                               GENERAL PROVISIONS

               IV-1. INTERESTS NOT TRANSFERABLE. The interests of the grantor or other persons entitled to distributions hereunder are not subject to their debts or other obligations and may not be voluntarily or involuntarily sold, transferred, alienated, assigned or encumbered.

               IV-2. DISAGREEMENT AS TO ACTS. If there is a disagreement between the trustee and anyone as to any act or transaction reported in any accounting, the trustee shall have the right to a settlement of its account by any proper court.

               IV-3. TRUSTEE'S OBLIGATIONS. No power, duty or responsibility is imposed on the trustee except as set forth in this agreement. The trustee is not obliged to determine whether funds delivered to or distributions from the trust are proper under the trust, or whether any tax is due or payable as a result of any such delivery or distribution. The trustee shall be protected in making any distribution from the trust as directed pursuant to Article II without inquiring as to whether the distributee is entitled thereto; and the trustee shall not be liable for any distribution made in good faith without written notice or knowledge that the distribution is not proper under the terms of this agreement.

               IV-4. GOOD FAITH ACTIONS. The trustee's exercise or non-exercise of its powers and discretions in good faith shall be conclusive on all persons. No one shall be obliged to see to the application of any money paid or property delivered to the trustee. The certificate of the trustee that it is acting according to this agreement will fully protect all persons dealing with the trustee.

               IV-5. WAIVER OF NOTICE. Any notice required under this agreement may be waived by the person entitled to such notice.

               IV-6. CONTROLLING LAW. The laws of the State of Illinois shall govern the interpretation and validity of the provisions of this agreement and all questions relating to the management, administration, investment and distribution of the trust hereby created.

               IV-7. SUCCESSORS. This agreement shall be binding on all persons entitled to distributions hereunder and their respective heirs and legal representatives, and on the trustee and its successors.

                                    ARTICLE V
                               CHANGES IN TRUSTEE

               V-1.   RESIGNATION OR REMOVAL OF TRUSTEE. The trustee may resign
at any time by giving thirty days' advance written notice to the administrator and the grantor. The administrator may remove a trustee by written notice to the trustee and the grantor.

               V-2.   APPOINTMENT OF SUCCESSOR TRUSTEE. The administrator shall
fill any vacancy in the office of trustee as soon as practicable by written notice to the successor trustee; and shall give prompt written notice thereof to the grantor, if then living, otherwise to each beneficiary then entitled to payments or distributions under this agreement. A successor trustee shall be a bank (as defined in Section 581 of the Internal Revenue Code, as amended).

               V-3.   DUTIES OF RESIGNING OR REMOVED TRUSTEE AND OF SUCCESSOR
TRUSTEE. A trustee that resigns or is removed shall furnish promptly to the administrator and the successor trustee an account of its administration of the trust from the date of its last account. Each successor trustee shall succeed to the title to the trust fund vested in its predecessor without the signing or filing of any instrument, but each predecessor trustee shall execute all documents and do all acts necessary to vest such title of record in the successor trustee. Each successor trustee shall have all the powers conferred by this agreement as if originally named trustee. No successor trustee shall be personally liable for any act or failure to act of a predecessor trustee. With the approval of the administrator, a successor trustee may accept the account furnished and the property delivered by a predecessor trustee without incurring any liability for so doing, and such acceptance will be complete discharge to the predecessor trustee.

                                   ARTICLE VI
                            AMENDMENT AND TERMINATION

               VI-1. AMENDMENT. With the consent of the administrator, this trust may be amended from time to time by the grantor, if then living, otherwise by a majority of the beneficiaries then entitled to payments or distributions hereunder, except as follows:

                      (a) The duties and liabilities of the trustee cannot be changed substantially without its consent.

                      (b) This trust may not be amended so as to make the trust revocable.

               VI-2. TERMINATION. This trust shall not terminate, and all rights, titles, powers, duties, discretions and immunities imposed on or reserved to the trustee, the administrator, the grantor and the beneficiaries shall continue in effect, until all assets of the trust have been distributed by the trustee as provided in Article II.

                                  *    *    *

               IN WITNESS WHEREOF, the grantor and the trustee have executed this agreement as of the day and year first above written.


                                   -----------------------------------------
                                   Grantor


                                   The Northern Trust Company as
                                   Trustee
                                   By
                                   -----------------------------------------

                                   Its
                                   -----------------------------------------